U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 2, 2014, we repaid the outstanding amount of the debenture that we had issued to Peak One Opportunity Fund, L.P. on June 23, 2014.

On September 3, 2014 we and Peak One Opportunity Fund, L.P. terminated the Securities Purchase Agreement, dated June 23, 2014 (the “Agreement”). As a result of the termination, we will not be issuing additional debentures under the Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.

(Registrant)

Date: September 3, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer